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                                                                      EXHIBIT 21

                      SIENA HOLDINGS, INC. AND SUBSIDIARIES

                               CORPORATE STRUCTURE
                                  JUNE 30, 1998

      The consolidated structure of the Company is set forth in the following table which identifies each corporate entity's subsidiaries and shows the state of incorporation in which each of SHI and its subsidiaries are incorporated. Except as otherwise specified, each entity is headquartered at 5068 West Plano Parkway in Plano, Texas.

                                                                                                      State of
Corporation                                                                                         Incorporation
-----------                                                                                         -------------

Siena Holdings, Inc. (formerly Lomas Financial Corporation) (1)....................................   Delaware
    Siena Information Systems, Inc (formerly Lomas Information Systems)............................   Nevada
    Siena Management, Inc. (formerly Lomas Management, Inc.).......................................   Nevada
    Siena Properties, Inc. (formerly Lomas Properties, Inc.).......................................   Texas
        Louisiana National Land Corporation (4)....................................................   Louisiana
        Siena Investment Properties, Inc. (formerly Lomas Investment Properties, Inc.).............   Nevada
        Naples Bay View, Inc. (4)..................................................................   Florida
    Financial Insurance Ltd.(2) (4)................................................................   Bermuda
    Siena Housing Management Corp. (formerly Lomas Housing Management Corp.).......................   Texas
    Roosevelt Office Center, Inc.(3) (4)...........................................................   New York
    LLG Lands, Inc.................................................................................   Arkansas

Notes to Table of Corporate Structure:

(1) Unless otherwise stated, each affiliated entity is a corporation and is 100 percent owned by the indicated parent company.
(2) Located at Dorchester House, P. O. Box HM2020, Church Street, Hamilton 5, Bermuda.
(3) Located at 67 Wall Street, Suite 2411, New York, New York 10005.
(4) Dissolution pending.